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                                                                    EXHIBIT 10.1

    GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION INVESTMENT (GROUP) CO., LTD.

                         FILE NO.: XIN-HAN-ZI (2005) 003
--------------------------------------------------------------------------------


TO: URBAN ADMINISTRATIVE BUREAU OF FENGFENG MINERAL DISTRICT OF HANDAN CITY IN HEBEI PROVINCE


To guarantee the effective operation of the Sewage Treatment Plant of Fengfeng Mineral District in Handan city and ensure the continuous implementation of the "BOT Investment and Operation Contract of Sewage Treatment Plant of Mineral Districts in Handan of Heibei Province", our company has incorporated Handan Chengsheng Water Service Co., Ltd. in Handan on January 12, 2005. Hereby our company authorizes Handan Chengsheng Water Service Co., Ltd. to take charge of the construction and operation of Sewage Treatment Plant of Fengfeng Mineral District and to fully act for us to handle all relating affairs. Handan Chengsheng Water Service Co., Ltd. has the right of enjoying all operational revenue after the start of the operation and bearing all rights, obligations and responsibilities stipulated in the "BOT Contract".

We shall appreciate your cooperation and support. Thanks!



        GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION INVESTMENT (GROUP) CO., LTD.

                                                             Date: Jan. 20, 2005

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                      BOT INVESTMENT AND OPERATION CONTRACT



          FOR HEBEI HANDAN FENGFENG MINING AREA SEWAGE TREATMENT PLANT







   CITY ADMINISTRATION OF FENGFENG MINING AREA OF HANDAN CITY, HEBEI PROVINCE


              GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.

        BOT INVESTMENT AND OPERATION CONTRACT FOR SEWAGE TREATMENT PLANT



PARTY A: City Administration of Fengfeng Mining Area of Handan City, Hebei Province

ADDRESS: No.1, Baowei Road, Fengfeng Mining Area, Handan, Hebei

PARTY B: Guangdong Xinsheng Environmental Protection Co., Ltd.

ADDRESS: 6/F, Guowei Mansion, No.73, Xianlie Middle Road, Guangzhou, Guangdong


Party A transfers the franchise of the project of Fengfeng Mining Area Sewage Treatment Plant to party B in the form of BOT for party B to invest and operate according to relevant provisions of CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF China, CONSTRUCTION LAW OF THE PEOPLE'S REPUBLIC OF CHINA, REGULATIONS FOR PROSPECTING AND DESIGN CONTRACT OF CONSTRUCTION PROJECT and NO.223 CITY CONSTRUCTION DOCUMENT [2001] BY MINISTRY OF CONSTRUCTION OF PRC, STATE ENVIRONMENTAL PROTECTION ADMINISTRATION OF CHINA. Upon the conclusion of the Contract, party B is entitled to the investment and operation right of the project. In order to define the rights, obligations and economic responsibilities of both parties during the process of construction and operation of the project, the Contract is entered into by both parties through mutual consultation for both parties to abide by.


ARTICLE I. NAME, CONSTRUCTION SITE AND SCALE OF THE PROJECT

1.1   Name of the project: Handan Fengfeng Mining Area Sewage Treatment Plant

1.2   Construction site: West of Qianpuzi Village, Mafeng Road

1.3   Scale of the project: 33,000 tons/day

1.4 Total investment: Investment for the project is RMB 29.25 million, which will be borne by party B (including RMB 3 million for requisition of 50mu land and RMB 1.5 million for early period expenses).

1.5   Design requirement: Subject to the parameters stated in the Contract.

1.6 Term of Construction: Effective term of construction of the project is 365 days. In case of serious natural calamities, the term will be extended accordingly.

1.7   Term of Operation: 22 years

1.8   Coverage: 50mu


                                       1
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ARTICLE II. INVESTMENT AND OPERATION AND FORM OF SETTLEMENT

2.1 Party A transfers the investment, construction and operation right of Handan Fengfeng Mining Area Sewage Treatment Plant to party B in form of BOT for party B to make investment for it in full amount and take the full responsibility for the project's design, construction, operation and management. After the expiration of the Contract, party B shall transfer the sewage treatment plant to party A free of charge for party A to manage and shall ensure the normal operation of the sewage treatment plant at the time of transfer.

2.2 Party B selects MHA technology as the suitable technology for the sewage treatment plant, and at the time of designing the sewage treatment plant, it shall determine the inlet/outlet water quality for the design based on relevant policies and regulations of the state; party B shall ensure that the treated water quality meet the outlet water indexes stated in table
      2.1. Design parameters of inlet/outlet water quality of the project and executive standard for acceptance inspection of the project are as follows:

      Table 2.1

      ----------------------------------------------------------------------
            Indexes          Inlet water indexes     Outlet water indexes
      ----------------------------------------------------------------------
          CODcr (mg/L)              =<350                     60
      ----------------------------------------------------------------------
          BOD5 (mg/L)               =<160                     20
      ----------------------------------------------------------------------
           SS (mg/L)                =<200                     20
      ----------------------------------------------------------------------
          NH3-N (mg/L)               =<35                     15
      ----------------------------------------------------------------------
           TP (mg/L)                 =<3                      1
      ----------------------------------------------------------------------
           PH (mg/L)                 6-9                     6-9
      ----------------------------------------------------------------------

2.3 In order to ensure party B's normal operation, recovery of investment and reasonable profit, both party A and B agree to the following matters:

      2.3.1 Party A shall control the discharge standard for industrial sewage discharging into municipal sewage network. If the plant's discharge of sewage beyond the standard causes the sewage inlet water quality of the project exceeds the designed standard, which causes the sewage treatment cannot meet the standard, party A shall pay party B sewage treatment fee as per normal rate and at the same time party B shall make report to party A within 24 hours. Party A shall investigate the reason for exceeding the standard within 24 hours after receiving the report and take relevant measures.

      2.3.2 Party A agrees that party B conducts annual planned shutdown maintenance during the term of operation. If the sewage treatment plant is planned to make maintenance, party B shall make application to local environmental authority 15 days in advance and give a written notice to party B. Only the approval of the environmental authority is got can party B conduct maintenance. During maintenance, party A shall not investigate party B's responsibility for outlet water exceeding the standard. Maintenance is allowed once every year, and the duration of maintenance shall not exceed 20 days.


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     2.3.3 Party A agrees that party B has suitable debugging time after maintenance (party B shall apply to party A for it before maintenance). Party B's debugging period for conformity of standard shall not exceed 28 days.

2.4 In water treatment, due to the fact that when the microorganisms are under 8iae entigrade, the treatment efficiency decreases greatly, so when the temperature of inlet water of the sewage treatment plant is lower than 7iae entigrade, if some outlet water indexes cannot meet the outlet water standard stated in table 2.1 hereof, the case is deemed as caused by natural reason and party B shall not be liable for it, and party A still deems the water as in conformity to the standard and pay sewage treatment fee to party B pursuant to the designed water volume and the payment standard stated in Article 2.6 and pay sewage discharge fee for exceeding the standard incurred thereby to environmental authority.

2.5 To ensure the smooth implementation of the project, party A shall coordinate the participation of banks at the project's location. Specific method is as this: After conclusion of the Contract, based on the project, party B shall set up a wholly owned specialized sewage treatment company at the local place as its economic entity to implement the project and shall be responsible for the project's preparation, construction and operation with full power. At the same time, party A is responsible for introducing a local bank to party B for party B to make negotiation about specific cooperation with it. Party B pledges its operation and fee collection right of the sewage treatment plant under the Contract to the bank to apply to it for loan for the project; proportion of the loan is 45% of the total investment of the Contract, and this loan shall be only used for construction and purchase of part of equipment of the project under the supervision of the bank. 55% capital owned by party B will be directly invested into the project for technology, design and equipment purchase. To ensure that the project can be completed safely, on time and with stated quality, party B shall effect insurance with an insurance company or seek a bonding company to make guarantee. To ensure recovery of the bank loan, the sewage treatment fee received by party A shall be deposited into the bank's special account and shall be settled under the supervision of the bank; party B shall also open a special account as settlement account. Party B shall regard the sewage treatment fee paid by party A as source of fund for repayment of the bank loan, and after transferring the sewage treatment fee received to the settlement account every month, party B shall repay the bank loan as per proportion agreed to by party B and the bank.

2.6 After Handan Fengfeng Mining Area Sewage Treatment Plant is constructed, the date on which the acceptance inspection of the project's debugging on completion is passed shall be the starting date of the term of operation of party B. From the starting date, the term of operation of party B is 22 years. During the term of operation, party B shall make management and operation with full power to recover its investment and obtain profit from operation. During the term of operation of party B, party A is responsible for depositing the sewage treatment fee received by the local government into the special account of the bank stated in Article 2.5 hereof as the source of fund to pay sewage treatment fee to party B and repay party B's bank loan. If party B cannot meet the outlet water standard stated in table 2.1 hereof, party A can refuse to pay the sewage treatment fee for this part of sewage. Settlement method is: Party A pays sewage treatment fee for the previous month to party B the 5th day every month. The fee rate for party A to pay sewage treatment fee excluding tax is (if party B needs to pay tax, party A shall supplement the same to party B in full amount): [omitted].

2.7 Party A ensures that it will pay the sewage treatment fee in full amount to party B as scheduled every month for party B to recover its investment and make reasonable earnings. If the sewage treatment fee received by party A is not enough to pay the sewage treatment fee to party B, party A shall be responsible for raising fund from other channels, and party A's government shall issue a letter of guarantee for payment in full amount to ensure the payment of sewage treatment fee in full amount to party B on time. After expiration of the term of operation, Party B shall hand over the sewage treatment plant that is sound and that can operate safely and normally to party A, upon which, party B's operation and management right is finished.

2.8   The calculation method for party A to pay sewage treatment fee to party B:
      In constructing the sewage treatment plant, party B shall conduct design and construction work according to the sewage treatment volume determined by party A and install water meter at the back of water inlet pump of the sewage treatment plant and party A will regard the data on the meter as the basis for calculating the sewage treatment fee that should be paid to party B every month. If party A cannot supply the designed rated volume of sewage to party B for treatment, party A shall pay sewage treatment fee as per the designed rated volume to party B. Sewage treatment fee for the part in excess of the designed rated volume shall be paid as per the cost, i.e. [omitted].

2.9 Meter reading time for the sewage treatment volume shall be 16:00, the 28th day of every month. Party B shall write the reading on the meter by the end of 16:00, the 28th day of every month on the meter reading settlement sheet, and party A shall, before 12:00 PM of the same day, send personnel to check the sheet and make calculation and sign on it, which is in triplicates, one copy of which for party A and B each and one copy for the bank. The bank regards the sheet as the basis for transfer of accounts, and shall directly transfer the money in party A's special account to party B's special account as per the amount on the sheet without party A's confirmation. If party A fails to send personnel to check the sheet and make calculation at the 28th day, after 12 o'clock that night party A shall be deemed as has approved the settlement sheet, and when the bank directly makes transfer of account according to party B's meter reading settlement sheet, party B shall have no objection.

2.10 During the term of operation, if the state's currency depreciates, the sewage treatment fee that should be paid by party A to party B shall be adjusted according to the depreciation coefficient published by the state. If there is inflation and rising prices, party A shall adjust the unit price for sewage treatment fee according to the price index published by the state and pay the supplemented fee to party B. If inflation and fluctuation of price index in accumulation does not exceed 15% on the base of the year in which the contract is signed, party A needs not to adjust the unit price; if it exceeds 15%, party A shall adjust the unit price for the sewage treatment fee that should be paid to party B according to the coefficient of the part in excess. And likewise, if price index falls by 15%, party A shall also adjust the settlement unit price accordingly.


ARTICLE III. RESPONSIBILITIES OF PARTY A AND B

3.1   Party A's responsibility:

      3.1.1 Party A is responsible for providing the 50mu of land (basic bearing of 7ton/m(2) should be ensured) for construction of the sewage treatment plant, and ensures that the price for the land is no more than RMB 60,000 per mu, and the cost for land requisition shall be borne by party B. During the term of the franchised operation of party B, party B bears no any tax or cost or fee related with the land for the sewage treatment plant and buildings on such land.


      3.1.2 Timely provides relevant basic technical data: after signing the contract, party A will send design and construction notice to party B and at the same time, party A shall submit construction redline diagram, condition of underground facilities of the land to be used, pipe orifice and elevation of the sewage pipe entering the sewage treatment plant and elevation of water outlet and other basic design parameters to party B free of charge, and responsible for connecting the domestic water supply pipe and the two-circuit 10KV power source to the border of the sewage treatment plant.

      3.1.3 Timely issues relevant policies about sewage treatment plant: Party A shall, within three months after the Contract is signed, effect the following relevant policies about sewage treatment plants of cities and districts issued by people's government of the city (district) to ensure the smooth implementation of the project:

            1) Issues the method for the collection, management and settlement of sewage treatment fee according to the No.192 document [1999] jointly issued by the State Development Planning Commission, the Ministry of Construction of PRC and the State's Environmental Protection Administration of China.

            2) Determines the settlement unit price, the opening bank and supervision body for payment of the sewage treatment fee and effect the relevant procedures, and regards them as the policy assurance for the implementation of the project.

      3.1.4 Effect relevant procedures for the construction of the sewage treatment plant: Procedures for environmental evaluation, location planning, project initiation, application for approval, application for construction, party B's inter-regional construction procedures, construction license, road occupation, peripheral relations, environmental security and other matters related with the sewage treatment plant shall be done by party A and the costs incurred thereby shall be borne by party A. If party B suffers losses such as shutdown or punishment by reason of the above matters after entering the site for construction, party A shall be liable for it.

      3.1.5 Party A gives notice for starting work to party B after party A has completed all relevant mattes, effected all the work stated in
            Article 3.1.3 and 3.1.4 and the condition for entering the site and starting the construction work is ready.

      3.1.6 Organize acceptance inspection for the project: After the project is completed, acceptance inspection for the project quality shall be made based on the drawings and certificates jointly examined by both party A and B. Party A shall organize acceptance inspection within three days after receiving party B's application for acceptance inspection for the project. If party A fails to organize acceptance inspection within three days after receiving party B's application, it shall be deemed that party A has done the acceptance inspection and the inspection is passed, and party B can do debugging work. After the acceptance inspection is passed, party B shall complete the debugging within three months. Within seven days after receiving party B's application for acceptance inspection for conformity of standard, party A shall organize acceptance inspection for conformity of standard. If party A fails to organize acceptance inspection within seven days, it shall be deemed that the acceptance inspection for conformity of standard is passed, and the date on which the notice of acceptance inspection for conformity of standard is given is deemed as the starting date for party B to collect sewage treatment fee and conduct operation. The final indexes for acceptance inspection for conformity of standard and the operation indexes: indexes for outlet water can meet the indexes stated in table 2.1. If outlet water can meet the standard stated in table 2.1, the acceptance inspection shall be deemed as passed.

      3.1.7 Deduction or exemption of taxes and charges during the term of construction: Construction and operation management of sewage treatment plant in itself is welfare project of municipal construction. Therefore, party A shall exempt the fixed assets investment direction regulating tax and other taxes and charges allowed by government of its level and the policy for environmental industry. For the taxes and charges imposed by the state during the term of construction, party A shall actively help party B to reduce and exempt from the same to ensure the recovery of party B's investment.

      3.1.8 Party A is responsible for sending the sewage into the sewage treatment plant area of the project and discharging the treated water out of the facilities and buildings required, and is responsible for sending the sludge after dehydration produced in the sewage treatment plant out for treatment and all costs incurred thereby shall be borne by party A. Party B only bears operation fees for sewage treatment to conform to the standard and the dehydration of sludge.

3.2   Party B's responsibilities:

      3.2.1 Party B makes requisition of 50mu of land for no more than RMB 60,000 per mu.

      3.2.2 Preliminary design and construction drawing design within the scope of the old 33,000t sewage treatment plant. Within fifteen working days after receiving the design notice, party B shall submit preliminary design plant to party A, and complete construction design within one month after party A consents to the preliminary design plan;

      3.2.3 Digging and backfilling of earth within the scope of the old 33,000t sewage treatment plant;

      3.2.4 Civil engineering works of 33,000t/day sewage treatment plant (including interior fit-up, roads and walls of the plant area), auto-control and power distribution works (excluding power transformation works), water supply and drainage works, process equipment and installation works, planting works, fire fighting and flood works, etc;

      3.2.4 Organizes to enter the site and start full-round construction within seven days after receiving party A's notice for entering the site and starting the work.

      3.2.5 Responsible for all engineering debugging within the scope of the sewage treatment plant till conformity is met;

      3.2.6 Organizes job training for workers till they can do their job independently;

      3.2.7 Debugging shall be completed within three months after completion of the project and shall meet the treatment indexes stated in the Contract.

      3.2.8 Responsible for the full-process operation and management during the term of operation.

ARTICLE IV. AGREEMENT OF BOTH PARTIES

4.1 Party B provides advantageous bacteria and carriers of biochemical system, costs of which shall be borne by party B.

4.2 Party A organizes acceptance inspections, and Handan Monitoring Center Station undertakes the monitoring for the acceptance inspections. If the result of monitoring is up to the outlet water indexes stated in table 2.1 hereof, the acceptance inspection shall be deemed as passed. When necessary, party B may entrust the state's monitoring center station to do the monitoring and take the data monitored by the state's monitoring center station as authentic. The sewage treatment volume is designed and made by party B according to party A's requirement, and the acceptance inspection of it shall be based on the designed value. If party A cannot supply the sewage volume as designed for treatment by the sewage treatment plant or there is no discharge channel for sewage after treatment, party A shall be liable for it. If the sewage volume is insufficient or there is no discharge channel for sewage after treatment, acceptance inspection for the project done by party B will not be affected. At the same time, from the date on which the acceptance inspection is passed, sewage treatment fee will be charged based on the designed sewage treatment volume pursuant to Article 2.6 hereof.

4.3 Monitoring fee for acceptance inspection shall be borne by party B. Fee for non-routine monitoring shall be borne by the party who demands such monitoring.


ARTICLE V. RESPONSIBILITY FOR DEFAULT

5.1   Default by party A:

      5.1.1 Where party A cannot provide condition according to the Contract and causes losses to party B, party A shall compensate for all the losses suffered by party B, and extend the term of construction and operation by the days in delay.

      5.1.2 Where party A fails to pay sewage treatment fee on time, party A shall, from the next day of the tenth day in delay, pay interest on the amount overdue to party B according to regulations of banking about deferred payment. Party A shall pay RMB 10,000 of penalty to party B for every day in delay of payment.

5.2   Default by party B:

      5.2.1 Where party B fails to complete the project as scheduled in the Contract and as per the construction quality stated in Appendix I hereof, party B shall pay RMB10,000 of penalty to party A for every day in delay.

      5.2.2 Where construction quality cannot meet the design specification and requirement, the case shall be handled according to the clauses stated in Appendix of the contract.

      5.2.3 Where party B fails to make the sewage treatment up to the standard within the stated time, party B shall be responsible for debugging free of charge till the discharge standard stated in the Contract is met. Where party B still fails to make the sewage treatment up to the discharge standard stated in the Contract through debugging within 120 days from the date of commissioning, party A has the right to demand party B to invite experts to participate debugging again or make supplemental design and construction again, till the debugging meets the discharge standard stated in the Contract.


ARTICLE VI. FORCE MAJEURE

Force majeure means wars, turmoil, falling of flying objects in space, or explosion or fire that are not caused by reason of responsibility of either party A or B as well as natural calamities such as typhoon or earthquake that is irresistible by manpower. The state's relevant regulations shall apply to such cases.

After force majeure happens, party B shall quickly take measures to reduce losses as most as possible and report to party A about the condition under the force majeure within 24 hours. The case will be handled by both party A and B through consultation.

ARTICLE VII. SAFE CONSTRUCTION

7.1 Party B shall abide the state's and local laws and regulations, construct fire prevention security facilities, and abide by and execute regulations about fire prevention, safe construction, civilized construction and construction at night. Otherwise, losses incurred thereby and punishment imposed therefore by relevant authorities shall be borne by party B.

7.2 Party B shall be liable for compensating for personal injury or death caused by reason of party B (including construction quality and accidents) within the scope of construction.

7.3 Party A shall be responsible for coordinating and handling the social security and surrounding relations of party B during the term of construction and operation.


ARTICLE VIII. RESOLUTION OF DISPUTES

Where disputes arise between both parties due to performance of the Contract, they should make friendly consultation first, and if consultation fails, the disputes may be submitted to Handan Arbitration Commission for arbitration.


ARTICLE IX. EFFECTIVENESS OF THE CONTRACT

The Contracts takes effect from the date on which both parties set their hands and affix their seals on it and ceases to have effect at the time the execution of the Contract is completed. The Contract is in nonuplicates, of which party A and B each has four, and the supervising & lending bank has one, and each copy has the same legal effect.

For matters not mentioned in the Contract, both parties shall resolve them through consultation and conclude supplementary clauses, which are a constituent part of the Contract and have the same legal effect as the Contract.


Party A:                                     Party B:



Legal representative:                        Legal representative:



Authorized representative:                   Authorized representative:



Date       Month          Year
30         December       2003

Appendix I


 STATED MATTERS ABOUT CONSTRUCTION OF THE SEWAGE TREATMENT PLANT OF THE PROJECT


ARTICLE I. STANDARD FOR CONSTRUCTION QUALITY

The whole project is up to the standard for excellent projects; Safety, reliability and applicability of the project should be ensured; the state's standard for construction quality should be executed.

ARTICLE II. GENERAL DUTIES OF PARTY A DURING THE TERM OF OPERATION

2.1 Party A's representative: Party A appoints representatives to the construction site, who will, according to the following requirements, exercise rights and perform duties under the Contract:

      2.1.1 Party A's representatives can appoint relevant management personnel, who perform part or whole of the rights and duties of party A's representative and who can be withdrawn at any time. Appointment and withdrawal of personnel should be notified to party B five days in advance.

      2.1.2 Directives and notices of party A's representative after signing by the representative itself will be given to party B's representative in written form, and such directives and notices shall take effect after party B's representative signs its name and write the time of receipt of such directives and notices on them. If party B deems that a directive issued by party A's representative is unreasonable, it shall bring forward a written request within 24 hours after receiving such directive, and party A's representative will make consultation with party B's representative for resolution of the case within 24 hours after receiving such request.

      2.1.3 Party A's representative shall, according to the Contract, timely provide party B with supports, approvals, drawings needed and perform other obligations under the Contract, otherwise, party B will give a written notice about specific requirement, reason for need and consequence of delay to party A within 24 hours after the stated time. If party A fails to give a reply within 48 hours, it shall be liable for the economic costs incurred thereby and extend the term of construction accordingly and compensate for relevant losses suffered by party B.

            The chief supervision engineer entrusted by party A shall, according to the clauses of the Contract, exercise all or part of the rights of party A's representative under the Contract and perform the duties of party A's representative, but it has no right to cancel party B's rights or obligations under the Contract.

            If party A's representative or chief supervision engineer changes, party A shall give a notice to party B seven days in advance. The successor shall succeed its predecessor's duties (obligations under the Contract and commitments within the power of its position).

2.2   Party A's work. Party A is responsible for completing the following work:

      2.2.1 Responsible for handling the procedures for approval of preliminary design plan.

      2.2.2 Completes the procedures for licenses and approvals needed for construction application, temporary sites, occupied roads, buildings, installation, etc ten days before construction is started.

      2.2.3 Notifies party B of the list of party A's on-site representatives (including supervision engineers) and the approval for starting construction before construction is started.

      2.2.4 Provides party B with underground pipe network data under the construction site and it shall ensure the trueness and accuracy of such data; Consequences caused by deviation of such data shall be borne by party A.

      2.2.5 Submits the bench marks and coordinates control points to party B in written form and makes on-site check.

      2.2.6 Coordinates and handles the protection of underground pipe network at the periphery of construction site and adjacent buildings and structures, matters about costs needed thereby shall be handled through consultation.

      2.2.7 Representatives sent to the construction site by party A shall supervise the scheduling and construction quality of the project and urge party B to handle pressure test for test pieces and materials and sorting of various technical data and statements well, and be responsible for issuing certificates and handle relevant matters with the range of their duties stated in the Contract.


ARTICLE III. GENERAL DUTIES OF PARTY B DURING THE TERM OF CONSTRUCTION

3.1 Part B's representatives at the construction site. Party B shall appoint persons in charge at the construction site, who will, according to the following requirements, exercise rights and perform duties under the
      Contract:

      3.1.1 Party B's demands, requests and notices should be sent to party A's representative in written form after party B's representative has signed on them. The demands, request and notices shall take effect after party A's representative signs its name and write the time of receiving such demands, requests and notices on the receipt.

      3.1.2 Party B's representatives shall organize construction based on the design drawing and construction organization design (or construction plan) approved by party A and pursuant to the directives and demands issued by party A under the Contract.

            If party B's representative changes, party B shall give a notice to party A seven days in advance, and the successor shall bear the predecessor's duties (obligations under the Contract and commitments within the power of its position).

      3.1.3 Party B's work. Party B is responsible for completing the following work:

      3.1.4 Completes preliminary design plan, construction drawing design within the time stated in the Contract and submits preliminary design plan and construction drawing in quintuplicate to party A.

      3.1.5 Five days after the preliminary design plan is consented by party A, party B shall submit power use and water use plan for construction to party A. Five days before starting of civil engineering, party B shall complete joint review of construction drawing, compilation of construction organization design, and construction scheduling plan and submit the same to party A for party A to supervise the execution of construction plan. Within one month after the construction is started, party B shall provide party A with the water and power use plan needed for the whole sewage treatment plant.

      3.1.6 Five days before starting of construction, party B shall make a report about party B's on-site representatives and contract persons (including those of subcontracting units) to party A for party A to carry out supervision and checking.

      3.1.7 Provides party A's representatives with annual, seasonal and monthly project scheduling plan and relevant scheduling statistical statements. If there construction accident happens, it shall write out special reports about it.

      3.1.8 Abides by rules and regulations of local government and relevant authorities on construction sites and traffic, etc. Relevant procedures shall be handled by party A.

      3.1.9 Party B shall conduct construction in strict accordance with construction drawing and instruction book (approved by party A) as well as operation rules for technical specifications for construction and well conduct tests of materials. Party B is subject to the supervision of quality supervision authorities and party A on construction quality. If party A finds that there is problem in key works, party A shall give written notice to party B, who must take effective measures for correction according to requirements of party A's representative.

      3.1.10 Party B must organization implementation of the project according to the approved scheduling plan and be subject to the inspection and supervision of party A's representative. If the project's actual progress is inconsistent with the scheduling plan, party B shall suggest corrective measures according to requirements of party A's representative, submit the same to party A's representative for approval.

      3.1.11 Party B is responsible for the protection of the underground pipe network at the construction site and adjacent buildings and structures, and shall ensure that the cleanness of the construction site meets relevant regulations.


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